UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 21, 2018

CLEARWATER PAPER CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-34146	20-3594554
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

601 West Riverside Ave., Suite 1100 Spokane, WA		99201
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (509) 344-5900

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On August 21, 2018, Clearwater Paper Corporation (the “Company”) entered into amendments (the “Amendments”) to its two separate senior credit agreements, each dated October 31, 2016 (as amended, the “Credit Agreements”), with (i) Wells Fargo Bank, National Association, as agent (the “Commercial Bank Agent”) and the lenders party thereto (the “Commercial Bank Credit Agreement”) and (ii) Northwest Farm Credit Services, PCA, as agent (the “Farm Credit Agent”) and the lenders party thereto (the “Farm Credit Agreement”). The purpose of the Amendments was to permit the sale of the Ladysmith Facility (as described in Item 2.02 below) under the Credit Agreements.

On August 21, 2018, the Company entered into a Lender Commitment Agreement with the Farm Credit Agent and the lenders (the “Commitment Agreement”) to provide the Company an additional $100.0 million in revolving credit commitments under the Farm Credit Agreement, an increase from $100.0 million to $200.0 million. Concurrent with the increase to the revolving credit commitments under the Farm Credit Agreement, the Company drew down $100.0 million under that agreement, all of which will be applied to reduce the outstanding revolving loan balance under the Commercial Bank Credit Agreement. The incremental borrowing of revolving loans under the Farm Credit Agreement bears interest based upon a fixed 3-year rate, plus the margin applicable to all other revolving loans under the Farm Credit Agreement, which is determined in accordance with the Company’s total leverage ratio. The increase to the aggregate revolving credit commitments under the Credit Agreements provides the Company with an additional source of liquidity, and fixes the base component of the interest rate applicable to $100.0 million of outstanding revolving loans for 3 years, reducing the Company’s exposure to variable rate debt.

Item 2.02	Results of Operations and Financial Conditions

On August 21, 2018, the Company announced the sale of its Ladysmith, Wisconsin manufacturing facility (the “Ladysmith Facility”) for approximately $72 million in cash. On a pro forma basis, the Company estimates that its consolidated operating income would have been reduced by approximately $6.2 million for the twelve months ended June 30, 2018, if the sale of the Ladysmith Facility had occurred at the beginning of such period. During that period, the Company recognized approximately $3.2 million of depreciation and amortization expense associated with the Ladysmith Facility assets.

The information in this Item 2.02 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 21, 2018

CLEARWATER PAPER CORPORATION

By:	/s/ Michael S. Gadd
Michael S. Gadd, Corporate Secretary

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